UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PROGINET CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROGINET CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 30, 2007

To the Stockholders of Proginet Corporation:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Proginet Corporation, a Delaware corporation (the “Company”), will be held on Friday, November 30, 2007 at 10:00 a.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York 11530 for the following purposes:

1.	To elect six directors of the Company to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP to serve as the Company’s independent registered public accountants for the fiscal year ending July 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.

The Board of Directors has fixed the close of business on October 3, 2007 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the Company at 200 Garden City Plaza, Garden City, NY  11530.

Whether or not you expect to be present at the meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope to American Stock Transfer & Trust Company, the transfer agent of the Company, located at 59 Maiden Lane, New York, New York 10038.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin M. Kelly
President and Chief Executive Officer

October 31, 2007
Garden City, New York

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.  THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.  STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

IMPORTANT
The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting.  No postage is required if the Proxy is returned in the envelope enclosed for your convenience.

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
PROGINET CORPORATION

__________________________

PROXY STATEMENT
__________________________

The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Proginet Corporation (the “Board” or “Board of Directors”), a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, November 30, 2007, at 10:00 a.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York, 11530, or at any adjournments or postponements thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting.

The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders (the “Stockholders”) of the Company is November 2, 2007.  Stockholders should review the information provided herein in conjunction with the Company’s Annual Report to Stockholders for the year ended July 31, 2007, which accompanies this Proxy Statement.  The Company’s principal executive offices are located at 200 Garden City Plaza, Garden City, New York 11530, and its telephone number is (516) 535-3600.  The Company can also be contacted via the Internet at www.proginet.com.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors.  The giving of a proxy does not preclude the right to vote in person should you so desire.  Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of proxy and any additional solicitation materials furnished to the Stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  In addition to the solicitation of proxies by mail, proxies may be solicited without extra compensation paid by the Company by directors, officers and employees of the Company by telephone, facsimile or personal interview.

PURPOSES OF THE MEETING

At the Annual Meeting, the Stockholders will consider and vote upon the following matters:

1.	The election of six directors to the Company’s Board of Directors to serve until the Company’s 2008 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accountants of the Company for the fiscal year ending July 31, 2008; and

3.	Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the nominees for director named below and in favor of ratification of the appointment of independent registered public accountants.  In the event a Stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on October 3, 2007 as the record date (the “Record Date”) for determining Stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 14,635,010 shares of Common Stock issued and outstanding.  Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to Stockholders for approval at the Annual Meeting.  A quorum is established if at least 34% of the outstanding shares of Common Stock, as of the Record Date, are present in person or represented by proxy at the Annual Meeting.

The directors will be elected by the plurality of the votes cast for the nominees for director by the shares of Common Stock present in person or represented by proxy at the Annual Meeting.  The ratification of independent registered public accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  Votes will be counted and certified by one or more Inspectors of Election.  In accordance with Delaware law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.  For purposes of determining approval of the matters presented at this Annual Meeting, abstentions will be deemed present and entitled to vote but not cast, therefore, abstentions have no legal effect on the vote on that particular matter.  Broker non-votes will be deemed not present or entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of October 3, 2007, with respect to the beneficial ownership of Common Stock by each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of Class
Common	John Mazzone 24 Ferris Drive Clifton, NJ 07013	1,299,468 (a)	8.88%
Common	The Red Oak Fund, LP Red Oak Partners, LLC Red Oak Capital Partners, LLC David Sandberg 145 Fourth Avenue, Suite 15A New York, NY 10003	1,272,889 (b)(d)	8.70%
Common	Scot Cohen 20 East 20th Street, Apt. 6W New York, NY 10003	1,455,793 (c)(d)	9.95%

(a)	Based on the information set forth on the Schedule 13G (Amendment No. 4) of the reporting person that was filed with the Securities and Exchange Commission on January 5, 2007.

(b)
Based on the information set forth on the Schedule 13D of the reporting persons that was filed with the Securities and Exchange Commission on August 27, 2007 following the completion of a tender offer for the Company’s Common Stock completed August 17, 2007.  On the Schedule 13D, the reporting persons are David Sandberg, Red Oak Partners, LLC, Red Oak Capital Partners, LLC and The Red Oak Fund, LP.  The Schedule 13D reports that each of David Sandberg, Red Oak Partners, LLC, Red Oak Capital Partners, LLC and The Red Oak Fund, LP (collectively “Red Oak”) beneficially owns 1,272,889 shares of Common Stock.

(c)
Based on the information set forth on the Schedule 13D (Amendment No. 4) of the reporting persons that was filed with the Securities and Exchange Commission on February 15, 2007.  On the Schedule 13D (Amendment No. 4), the reporting persons are Scot Cohen (“Cohen”), Richard K. Abbe (“Abbe”), Iroquois Capital L.P. (“Iroquois”) and Vertical Ventures, LLC (“Vertical Ventures”) (Cohen, Abbe, Iroquois and Vertical Ventures collectively referred to herein as “Vertical”).  The Schedule 13D (Amendment No. 4) reports that Cohen has total beneficial ownership of 1,455,793 shares of Common Stock, which is comprised of sole voting and dispositive power on 1,082,642 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock; the 373,151 shares are comprised of 206,483 shares of Common Stock owned by Iroquois (the “Iroquois Shares”) and 166,668 shares of Common Stock owned by Vertical Ventures (the “Vertical Ventures Shares”).  The Schedule 13D (Amendment No. 4) also reports that Abbe has total beneficial ownership of 707,210 shares of Common Stock, which is comprised of sole voting and dispositive power on 334,059 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock or; the 373,151 shares are comprised of the Iroquois Shares and the Vertical Ventures Shares.

(d)
The Company believes that certain beneficial owners specified above and in Proposal 1 in the section captioned “Background of Changes in Composition to the Board of Directors” may constitute a “group,” as defined in Item 403 of Regulation S-B.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of October 3, 2007, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each director of the Company; (ii) each nominee for director of the Company; (iii) each executive officer named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

(1) Title of class	(2) Name of beneficial owner	(3)Amount and nature of beneficial ownership (a)	(4)Percent of Class
Common	John C. Daily	383,417 (b)	2.57%
Common	George T. Hawes	851,817 (b)	5.79%
Common	Dr. E. Kelly Hyslop	539,494 (b)	3.64%
Common	William Loscalzo	119,417 (b)	.81%
Common	Stephen Sternbach	151,917 (b)	1.03%
Common	Kevin M. Kelly	968,649 (b)	6.43%
Common	Amit K. Basak	0	0%
Common	Stephen Kezirian	0	0%
Common	Allen Wolpert	0	0%
Common	John W. Gazzola	125,000 (b)	.85%
Common	Arne H. Johnson	187,500 (b)	1.27%
Common	All the Officers and Directors as a Group (11 persons)	4,433,686 (b)	26.32%

(a)
A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days of this proxy statement have been exercised or converted.  The percentage of ownership of all officers and directors as a group assumes a base of 16,844,555 consisting of 14,635,010 shares of common stock outstanding as of October 3, 2007 and 2,209,545 options calculated as described above.

(b)
The amount of beneficial ownership includes both common stock held and options owned and exercisable with 60 days after October 3, 2007.  The specific number of options for each individual is as follows:  John C. Daily – 317,059, George T. Hawes - 90,000, Dr. E. Kelly Hyslop – 215,294, William Loscalzo – 100,000, Stephen Sternbach – 120,000, Kevin M. Kelly – 440,810, John W. Gazzola – 125,000, Arne H. Johnson - 187,500, and all officers and directors as a group – 2,209,545.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the one-year period ended July 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 1 – ELECTION OF DIRECTORS; NOMINEES

At the Annual Meeting, Stockholders will elect six (6) directors to serve until the Annual Meeting of Stockholders scheduled to be held in the year 2008 and until their respective successors are elected and qualified.  In light of the circumstances described below, the Board of Directors has not included in its nominee slate for election three current directors, John Daily, William Loscalzo and Stephen Sternbach, and such persons’ term will expire immediately following the Annual Meeting.  Each of the nominees except Amit K. Basak, Stephen Kezirian and Allen Wolpert is currently a member of the Board of Directors.  In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

BACKGROUND OF CHANGES IN COMPOSITION TO THE BOARD OF DIRECTORS

The Company’s Board of Directors’ nominee slate presented in this Proxy statement includes three nominees who are not current directors and three current directors.  The background of the changes, described below, relates to inquiries and recommendations by certain significant stockholders to have alternate nominees either included on the slate for Board of Director election or to be nominated at the Company’s 2007 Annual Meeting.

On October 2, 2007 during a business discussion, David Sandberg of Red Oak recommended to Kevin M. Kelly, the President and Chief Executive Officer of the Company, that he and certain other investors believed it would be in the best interest of the stockholders and for the Company’s growth to implement certain Board of Director changes and nominate directors who could further help the Company succeed. Collectively, these investors including Red Oak, Vertical (each as previously defined in the Section entitled “Security Ownership of Certain Beneficial Owners”), Robert Poirier, an individual investor who with related parties own an estimated 300,000 shares, and Michael Arnold, an individual investor who with related parties own an estimated 700,000 shares, beneficially own an aggregate of approximately 3,800,000 shares.  In addition, these investors represented to influence an additional 2.2 million shares, or 6 million shares in the aggregate representing 42% of the Company’s outstanding shares.  The recommendation was that three current Board members not stand for re-election and three new candidates be considered.

To evaluate this recommendation, the Board met on October 8, 2007 and appointed a special committee of directors, consisting of Kevin M. Kelly, Stephen Sternbach and George T. Hawes (the “Committee”), to further discuss with Red Oak and the other investor groups this recommendation  and to report to the Board.

On October 20, 2007, the Board held a meeting to discuss the contents of the report by the Committee that had been previously furnished to the Board, which summarized the various communications between the Committee and the other investor groups.  The Committee members reported that all investor groups agreed that a change in the composition of the current Board of Directors would be beneficial to the Company.  The investor representatives recommended that the three directors (Messrs Sternbach, Daily and Loscalzo) not stand for reelection as such directors do not have significant stock ownership in the Company and were not the best representatives of the stockholders. After discussion, the Board agreed that new nominees could bring broader perspectives and opportunities to the Company. In addition, the Board agreed any proxy contest would be disruptive to the Company’s operations.

Subsequent to the October 20, 2007 Board meeting, Board members including John C. Daily, George T. Hawes, Dr. E. Kelly Hyslop, and Kevin M. Kelly conducted interviews and other due diligence procedures for candidates, Amit K. Basak, Stephen Kezirian and Allen Wolpert (each known separately to either Red Oak and/or Vertical). In this matter, the Board of Directors assumed the Nominating Committee’s responsibility to evaluate and recommend Board candidates.  Accordingly, upon recommendation and approval, the Board nominated Amit K. Basak, George T. Hawes, Dr. E. Kelly Hyslop, Kevin M. Kelly, Stephen Kezirian and Allen Wolpert to the slate of Board of Director nominees for the 2007 Annual Meeting with one current director, Stephen Sternbach, dissenting.

In connection with the changes in the composition of the Board, the Company, with the approval of the Board of Directors and the Compensation Committee, also entered into a new employment agreement with its President and Chief Executive Officer, Kevin M. Kelly.  The new employment agreement provides for Mr. Kelly to continue in such capacities in an “at will” capacity, with Mr. Kelly being entitled to certain severance payments in the event of a termination of his employment by the Company without “cause”, or a termination by Mr. Kelly for “good reason.”  These arrangements are further described below under the caption “Executive Compensation.”

Information About Nominees

The following table sets forth certain information with respect to the nominees for directors of Proginet Corporation.

Name	Age	Position
Amit K. Basak	33	Director
George T. Hawes (1)(2)	60	Director
Dr. E. Kelly Hyslop (3)	Not Available	Director
Kevin M. Kelly	61	Director, President and Chief Executive Officer
Stephen Kezirian	33	Director
Allen Wolpert	56	Director

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Nominating Committee of the Board of Directors.

Amit K. Basak is a private equity investor with executive management experience in the fields of investment banking and product sales and marketing. From 2003 to 2007, he was General Manager of Click Tactics, Inc., a leading provider of outsourced marketing services for the Fortune 500. Prior to this, Mr. Basak was Director of Marketing at Compete, Inc., a market-research firm. Earlier in his career, Mr. Basak ran product marketing at Yantra Corporation, an enterprise software company in the supply chain planning and execution space (later acquired by Sterling Commerce). In private equity, he worked at ConnectCapital, an affiliate of Insight Venture Partner focused on U.S.-India cross-border investing, as well as at J.H. Whitney & Co. Mr. Basak began his career as an investment banker in the M&A department at Morgan Stanley. He holds a B.A. from Yale University and MBA from Harvard Business School.

George T. Hawes, CPA, has been a Director of the Company since August 2004 when he was appointed by the Board of Directors. Mr. Hawes who holds a B.B.A. in Accountancy from the University of Notre Dame, has more than 30 years’ experience in international finance and business.  He has served with such companies as Avon Products Ltd. and Hurdman and Cranston Certified Public Accountants (now part of KPMG).  Mr. Hawes, a private investor, sits on the Board of Directors of Midway Gold Corp., a gold exploration company headquartered in Vancouver, British Columbia.

Dr. E. Kelly Hyslop has been a Director of the Company since September 1996.  He practiced as a medical doctor from 1969 through 1995 and is now retired.  He has been involved with many public and private emerging growth companies as a strategic and financial advisor.

Kevin M. Kelly has been a Director since 1992 and is the President and Chief Executive Officer of the Company.  Mr. Kelly became President of the Company in June 1994, and had previously served as an outside director for 2 years.  From 1992 to June 1994, Mr. Kelly served as Chief Operating Officer of CDC Systems, where he managed an armored car company of over 1500 employees.  He was also Senior Vice President of Nationar Bank in New York from 1984 to 1992, a correspondent commercial bank, and previously he was Division Executive and Vice President of Chase Manhattan Bank over his 15 year career at Chase, a global banking organization.  Mr. Kelly holds a Bachelor of Science degree in Mathematics from Iona College.

Steve Kezirian is Vice President at Sprint Nextel where he manages more than 5,000 individuals in vendor and in-source call center locations around the world. His group is responsible for all sales activities through the Telesales channel, as well as sales-support operations for orders submitted through both the Telesales and Web channels. Prior to joining Sprint in 2004, Mr. Kezirian held various positions at Morgan Stanley, J.H. Whitney, McKinsey, and Tickets.com.  He holds a bachelors degree in Economics from Harvard University, and a Masters of Business Administration from Harvard Business School.

Allen J. Wolpert was associated  with Accenture (Arthur Andersen/Anderson Consulting) from 1979 to 2002. He became a Partner in the company in 1986, and served in that capacity until 2002, focusing, primarily, on technology systems building and consulting. During his time at Accenture, Mr. Wolbert was instrumental in helping grow the company’s management consulting practice from 5,000 consultants in 1979, to close to 100,000 globally by 2002. Since retiring from Accenture in 2002, Mr. Wolpert has been an investor and advisor to companies in Publishing, Media, and Medical Practice Management. He has appeared on CNBC’s Technology Edge, and has been interviewed frequently by leading publications, including CIO Magazine, Insurance & Technology, Future Banker, and The New York Times. He studied Electrical Engineering at the Polytechnic Institute of Brooklyn and received a BA/MPs degree in Health Services from The New School in New York.

Information About Non-Director Executive Officers

The following table sets forth certain information with respect to the non-director executive officers of the Company (as of October 3, 2007):

Name	Age	Position
Thomas C. Bauer	51	Chief Technology Officer
Kevin Bohan	38	Chief Information Officer
Debra DiMaria	45	Chief Financial Officer, Corporate Secretary
John W. Gazzola	53	Senior Vice President of Sales
Arne H. Johnson	58	Senior Vice President of Strategic Planning and Marketing

Thomas C. Bauer has served as Chief Technology Officer since February 2003.  He is the chief developer of the Xcom file transfer software, Fusion FMS, SecurPass and CyberFusion Integration Suite software.  From 1985 through 2003, Mr. Bauer served as the Company’s Software Development Manager.  Mr. Bauer graduated magna cum laude from Adelphi University in 1978 with a Bachelors of Business Administration degree.

Kevin Bohan has served as Chief Information Officer of the Company since February 2003. He joined the Company in 1989 as a Network Engineer, and became manager of Customer Support in 1994. He was named Vice President of Sales and Customer Support in 1998 and served as such through September 2001. In September 2001, Mr. Bohan was named Chief Technology Officer and in February 2003 was appointed Chief Information Officer.  Previously, Mr. Bohan served on the Board of Directors of OSINET Corporation, a non-profit standards based software association, and has served as Chairman of the North American Open System Implementers Workshop at the United States National Institute of Standards and Technology. His standards work included work on directory services. Mr. Bohan holds a Bachelor of Arts degree in Accounting from Iona College.  Kevin Bohan is Kevin M. Kelly’s nephew.

Debra DiMaria has served as Chief Financial Officer and Corporate Secretary of the Company since December 2000.  Before coming to Proginet, Ms. DiMaria spent fifteen years with Grant Thornton LLP, an international accounting and consulting firm.  A 1985 graduate of St. John’s University with a degree in Accounting, Ms. DiMaria earned the professional title of CPA in New York State in 1990.  She is a member of the New York State Society of CPAs and the AICPA.

John W. Gazzola joined Proginet in October 2003 as Senior Vice President of Sales.  Mr. Gazzola brings 25 years of sales and sales management experience to his role at Proginet.  He started his career at ADP in 1979 spending 14 years in various regional and national sales positions.  While at JBA International from 1993 to 1999, Mr. Gazzola contributed significantly to that company’s growth and market leadership in ERP software solutions for global 2000 companies. From 1999 to 2003, Mr. Gazzola gained additional experience in the B2B sales arena while at Nistevo Corporation.  Just prior to joining Proginet, Mr. Gazzola was employed as the Northeast Regional Sales Manager of Comshare Inc. Mr. Gazzola is responsible for the operations and strategic leadership of the direct and indirect sales teams at Proginet.

Arne H. Johnson was appointed Senior Vice President of Strategic Planning and Marketing in November 2002.  Previously, Mr. Johnson had served as Vice President of Strategic Planning, Indirect Channels and Systems Engineering of the Company since January 2001.   He was also the Company’s Vice President of Development from June 1997 to January 2001.  From 1992 to June 1997, he served as President of Huntington Consulting Group, a software consulting company, where his clients included J.P. Morgan Investment Management.  Mr. Johnson also served as Senior Vice President and Vice President of Nationar Bank, a correspondent commercial bank, from 1985 to 1992, and as Vice President of Chase Manhattan Bank, a global banking organization, from 1978 to 1985.  Mr. Johnson holds a Bachelors degree in Systems Engineering from Polytechnic Institute of New York and a Masters of Business Administration degree from Pace University.

Certain Relationships and Related Transactions, and Director Independence

On October 31, 2007, the Company entered into an employment agreement with its President and Chief Executive Officer, Kevin M. Kelly.  See the caption “Executive Compensation” below.

The Board determined that Amit K. Basak, John C. Daily, George T. Hawes, Dr. E. Kelly Hyslop, Stephen Kezirian, William Loscalzo, Stephen Sternbach and Allen Wolpert are each independent, as defined in Rule 4200 (a) (15) of the NASDAQ Stock Market.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Absent unusual circumstances, the Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, matters as to which the Company tends to receive repetitive or duplicative communications or matters as to which the Company would handle in the ordinary course of business.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of the Company’s Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530.

Meetings and Committees of the Board of Directors

During the fiscal year ended July 31, 2007, the Board of Directors held six (6) meetings.  During this year, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the total number of meetings of committees of the Board of Directors held during the period he served on such committees.

Proginet expects and encourages all of the Company’s Directors to attend the Annual Meeting of Stockholders.  All of the individuals then serving as Directors of the Company attended its 2006 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee, comprised of Mr. Sternbach, Mr. Hawes and Mr. Daily, has authority over the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board of Directors with respect to benefit plans and arrangements of the Company. The compensation committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve fees payable to such consultants and other retention terms. The specific functions and responsibilities of the Compensation Committee are set forth in the written charter of the Compensation Committee, which was adopted by the Board of Directors on May 28, 2004.  The Compensation Committee reviews and assesses the Charter annually and recommends any changes to the Board for approval. The Compensation Committee met once during fiscal 2007.

The Compensation Committee makes its determinations by comparing the Company’s performance and an individual’s performance to certain benchmarks, by comparing the compensation levels at the Company to compensation levels at other companies of comparable size in the same or similar industries, and with reference to the overall performance and profitability of the Company.  In addition, our Chief Executive Officer assists the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Mr. Kelly assists with the determination of eligibility for salary increases and awards of bonuses, and the analysis of achievement of relevant performance metrics. Mr. Kelly also assists the committee by identifying employees eligible for equity awards.  Currently the Company does not employ compensation consultants.

Nominating Committee

The Nominating Committee is comprised of Dr. Hyslop and Mr. Sternbach.  The Board has determined that Dr. Hyslop and Mr. Sternbach both meet the independence requirements under the listing standards of the NASDAQ National Market. The Nominating Committee met once during fiscal 2007.  The duties and responsibilities of the Nominating Committee are set forth in the written charter of the Nominating Committee, which was adopted by the Board of Directors on May 24, 2004.  Their duties include the following:

1.	Oversee the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole;
2.	Review the composition and size of the Board and determine the criteria for Board memberships;
3.	Evaluate the performance of Board members eligible for re-election and recommend the director nominees for election to the Board by the stockholders at the Annual Meeting of Stockholders;
4.
Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the bylaws; in performing these duties, the Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms;

5.	Evaluate director compensation, consulting with outside consultants, as appropriate, and make recommendations to the Board regarding director compensation;
6.	Make recommendations for continuing education of Board members.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates includes using an executive search firm, requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by Committee members.

In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Nominating Committee will apply criteria set forth in the Nominating Committee Charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, independence and the ability to act in the interests of all stockholders. The Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

           Stockholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee

The Audit Committee is comprised of Mr. Loscalzo and Mr. Hawes during fiscal year 2007, each of whom meets the independence requirements for audit committee members under the listing standards of the NASDAQ National Market. The Board has determined that Mr. Loscalzo is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

 The Audit Committee’s function is to nominate independent registered public accountants, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company’s accounts, the financial affairs of the Company, the scope of the independent registered public accountants’ engagement and their compensation, the effect on the Company’s financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company’s independent registered public accountants and management, and matters of concern to the independent registered public accountants resulting from the audit. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee, as amended, which was adopted by the Board of Directors on May 28, 2003.  The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee met four times during fiscal 2007.  A copy of the Audit Committee Charter, as amended, was attached as an exhibit to the Company’s Fiscal 2006 Proxy Statement that was filed with the SEC on September 22, 2006.

For a copy of Proginet’s Compensation Committee Charter, Nominating Committee Charter and Audit Committee Charter, stockholders may visit our corporate website at www.proginet.com or write to: Secretary of the Company, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530.

Audit Committee Report

Management has the primary responsibility for the Company’s financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company’s accounting, auditing and financial reporting practices and the Company’s independent registered public accountants have the responsibility for the audit of the Company’s annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon.  In assisting the Board in fulfilling its oversight responsibility with respect to the Company’s year ended July 31, 2007, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2007 with management and BDO Seidman, LLP (“BDO”), the Company’s independent registered public accountants;

•	Discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•
Received the written disclosures and the letter from BDO regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  The Audit Committee also discussed BDO’s independence with BDO and considered whether the provision of non-audit services rendered by BDO ensured that all reviews were compatible with maintaining the accountants’ independence under Securities and Exchange Commission rules governing the independence of a company’s outside audit firm (see Proposal 2 below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended July 31, 2007 be included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for that year.

Respectfully,

William Loscalzo, Audit Committee Chairman
George T. Hawes

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last fiscal year awarded to, earned by, or paid to our Chief Executive Officer and the two most highly compensated executive officers who received in excess of $100,000 for services rendered during the fiscal year ended July 31, 2007, in all capacities to the Company (the “named executive officers”).  The columns for “Stock Awards”, “Option Awards”, “Non-Equity Incentive Plan Compensation ($)” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)” have been omitted because there is no such compensation to be reported.

 Summary Compensation Table

$(US)

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Kevin M. Kelly Chief Executive Officer and President	07	230,000	23,000	(2) 14,452	267,452
John W. Gazzola Senior Vice President of Sales	07	140,000	(1) 85,661	(2) 4,200	229,861
Arne Johnson Senior Vice President of Strategic Planning and Marketing	07	162,500	4,875	(2) 4,875	172,250

(1) Commission and draw paid on sales license revenue.

(2) Amounts in this column include the following:
(a)	Retirement savings plan (section 401(k) plan) matching contributions in the amounts of $6,900 for Mr. Kelly, $4,200 for Mr. Gazzola and $4,875 for Mr. Johnson.
(b)	Auto allowance of $7,552 for Mr. Kelly.

Narrative Disclosure to Summary Compensation Table

None of our named executive officers, other than Kevin M. Kelly, has an employment contract with the company other than the management agreements described under “Termination of Employment and Change-in-Control Agreements”.

Each of the named executive officers’ yearly salary compensation is reviewed annually and adjustments, if any, are approved by the Compensation Committee.  Bonus compensation for Kevin M. Kelly and Arne Johnson are based on meeting defined revenue and/or profitability targets established annually by the Compensation Committee.

The following table provides information concerning outstanding equity awards for each named executive officer in the Summary Compensation Table as of July 31, 2007.  The columns for “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)”, “Number of Shares of Units of Stock That Have Not Vested (#)”, “Market Value of Shares or Units of Stock That Have Not Vested ($)”, “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested Stock Awards ($)”,  have been omitted as there are no such awards to be reported.  All unexercised options of the named executive officers are exercisable.

Outstanding Equity Awards at Fiscal Year-End – July 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($U.S)	Option Expiration Date

Kevin M. Kelly	75,000	$0.62	11/16/2009
	193,765	$0.85	6/22/2010
	27,045	$0.16	9/20/2011
	20,000	$1.50	2/22/2015
	125,000	$0.75	11/22/2015

John W. Gazzola	30,000	$0.33	10/20/2013
	20,000	$1.50	2/22/2015
	75,000	$0.75	11/22/2015

Arne Johnson	12,500	$0.71	3/2/2009
	50,000	$0.62	11/16/2009
	30,000	$0.16	9/20/2011
	20,000	$1.50	2/22/2015
	75,000	$0.75	11/22/2015

Employment Agreements

On October 31, 2007, the Company entered into a written employment agreement with Kevin M. Kelly, its President and Chief Executive Officer.  The employment agreement provides that Mr. Kelly’s employment with the Company is on an “at will” basis and that the Company shall compensate Mr. Kelly in the form of a base annual salary of $236,900, a discretionary annual bonus, discretionary stock option grants and certain retirement and health related benefits.  The employment agreement also provides that, if the Company terminates Mr. Kelly’s employment without cause or Mr. Kelly terminates his employment with the Company for good reason, Mr. Kelly is entitled to receive his base annual salary, an annual bonus and health and retirement benefits for eighteen months following the date of such termination without cause or for good reason.  In the employment agreement, “cause” is defined as neglect of duties, failure to devote sufficient time to duties, willful engagement in material misconduct, active disloyalty and commission or conviction of a felony or any crime involving fraud or moral turpitude and “good reason” is defined as a material diminution of base annual salary, a change in title or chain of reporting, a significant change in principal work location, or material breach by the Company of the employment agreement.  This agreement replaces Mr. Kelly’s previous “management agreement” pursuant to which Mr. Kelly was entitled to certain severance payments in connection with a change of control.

Termination of Employment and Change-In-Control Agreements

The Company has entered into “management agreements” with each of the named executive officers, other than Kevin M. Kelly. If a change of control in the Company occurs, these agreements provide:

•
A lump sum payment equal to the present value of the aggregate of the executive’s base compensation (equal to the highest rate of base compensation in effect during the  three-year period immediately preceding the termination) for a six month period following the termination and the aggregate amount of annual bonuses (equal to the highest aggregate amount of such bonuses that the executive received in any one of the three years preceding the termination) that the executive would have received for the six month period  following the termination.

•	Continuation at the Company’s expense of all benefits to which the executive was entitled prior to termination for a period of six months.

Other than Kevin M. Kelly, there are no other Management Contracts or Change in Control Agreements for any of the executives or employees of the Company.

Compensation of Directors

For fiscal 2007, the Company compensated its non-employee directors $20,000 payable in restricted common stock of the Company to each director electing to receive compensation.  The restricted stock awards contain time based vesting provisions and fully vested on August 21, 2007.  Dr. E. Kelly Hyslop elected not to receive such compensation for fiscal 2007.  Directors are paid on an annual rather than a per meeting basis.  No additional amounts have been paid for service on any Committee of the Board.

The following table summarized data concerning the compensation of our non-employee directors for the fiscal year ended July 31, 2007.  The columns for “Fees Earned or Paid in Cash ($)”, “Option Awards”, “Non-Equity Incentive Plan Compensation ($)”, “Non-Qualified Deferred Compensation Earnings ($)” and “All Other Compensation” have been omitted as there are no such awards to be reported.

Director Compensation

Name	Stock Awards($)(1)	Total ($)
John C. Daily	18,065	18,065

George T. Hawes	18,065	18,065

William Loscalzo	18,065	18,065

Stephen Sternbach	18,065	18,065

Dr. E. Kelly Hyslop	-	-

(1) Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R for fiscal 2007.  These amounts are discussed in Note 9 to our financial statements in the Form 10-KSB for the year ended July 31, 2007 included with this Proxy Statement.

Vote Required

Directors are elected by a plurality of the votes cast in favor of nominees for director at the Meeting.

United States based brokers who hold shares of common stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting.  In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP, as the independent registered public accountants of the Company for the fiscal year ending July 31, 2008. The Board of Directors believes that it is desirable to request the stockholders of the Company to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending July 31, 2008.  Ratification of the selection is not required by law, and the Company is not required to take any action if the stockholders fail to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants. The firm of BDO Seidman, LLP has audited the books of the Company since fiscal year 2003. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to respond to questions from Stockholders and to make a statement if such representative desires to do so.

Independent Accountant Fees

The following table summarizes the fees of BDO Seidman, LLP, billed to us for each of the last two years for audit services and for other services:

Fee Category	2007	2006
Audit fees (1)	$108,636	$102,597
Audit-related fees	-	-
Tax fees (2)	12,667	20,465
All other fees	-	-
Total fees	$121,303	$123,062

(1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-QSB, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for tax compliance.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit services and all non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to its Chairman the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by the Chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

All audit services listed above were approved by the Audit Committee in accordance with the Company’s pre-approval policies and procedures.

Vote Required

Ratification of the appointment of BDO Seidman, LLP as the independent registered public accountant of the Company requires the affirmative vote of a majority of the votes cast in person or by proxy, at the Annual Meeting.

United States based brokers who hold shares of common stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

MISCELLANEOUS
Other Matters

The Board of Directors does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting.  If, however, any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

Information Concerning Stockholder Proposals

Any stockholder proposal intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company not later than July 2, 2008 for inclusion in the Company’s proxy statement and form of proxy card for that meeting.  Notices of stockholder proposals relating to proposals to be presented at the meeting but not included in the Company’s proxy statement and form of proxy, will be considered untimely, and thus the Company’s proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after September 18, 2008.

Form 10-KSB

Included with this Proxy Statement is the Company’s 2007 Annual Report which contains the Company’s Form 10-KSB for the fiscal year ended July 31, 2007.  The exhibits to the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007 may be obtained by any stockholder without charge upon written request to the Corporate Secretary, at the Company’s principal offices, 200 Garden City Plaza, Garden City, NY 11530.  The Company’s filings can also be found at http://www.sec.gov.

By Order of the Board of Directors

John C. Daily
Chairman

Garden City, New York
October 31, 2007

ANNUAL MEETING OF STOCKHOLDERS OF

PROGINET CORPORATION

November 30, 2007

Please mark, date, sign and
mail your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

■ 20630000000000000000 6	113007

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Amit K. Basak O George T. Hawes O Dr. E. Kelly Hyslop O Kevin M. Kelly O Stephen Kezirian O Allen Wolpert
2.   Ratification of the appointment of BDO Seidman LLP as independent registered public accountants for the fiscal year ending July 31, 2008.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. In case any nominee should become unavailable for election to the Board of Directors for any reason, the Persons appointed as proxies shall have discretionary authority to vote this proxy for one or more alternate nominees who will be designated by the existing Board of Directors.
☐ FOR ☐ AGAINST ☐ ABSTAIN
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY	PROGINET CORPORATION	PROXY

ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of PROGINET CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Kevin M. Kelly and Debra A. DiMaria, and each of them, proxies, with full power of substitution for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2007 Annual Meeting of Stockholders of Proginet Corporation, to be held at the offices of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York 11530 on Friday, November 30, 2007 at 10:00 a.m., local time and at any adjournments or postponements thereof. The undersigned here by acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Annual Meeting.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this proxy and in the discretion of the Proxies on any other matter that may come before the Annual Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2 (Ratification of the appointment of BDO Seidman LLP as independent registered public accountants for the fiscal year ending July 31, 2008.)

(Continued and to be marked, signed and dated on the reverse side)

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